                                 EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in this Form 8-K of our report dated October 2, 1997, on our audits of the consolidated financial statements of Peninsula Bank of Commerce and Subsidiary as of December 31, 1996 and 1995, and for the three years in the period ended December 31, 1996, appearing in the registration statement on Form S-4 (SEC File No. 333-37169) of Greater Bay Bancorp and Subsidiaries.


San Francisco, California
January 6, 1998